UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2007

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

111 West 57th Street
New York, New York 10019

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (212) 582-0900

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 1, 2007, the Company’s Board of Directors appointed Daniel B. Wolfe to serve as Chief Financial Officer and as a Managing Director of Harris & Harris Group, Inc. (the “Company”), effective January 1, 2008. As previously disclosed, Mr. Jamison, our current Chief Financial Officer, will succeed Charles E. Harris as Chairman and Chief Executive officer upon the retirement of Mr. Harris on December 31, 2008, pursuant to the Company's mandatory retirement policy for senior executives.

Mr. Wolfe, 30, has served as a Vice President since July 2004. Since January 2007, he has served as Principal. From January 2006 to January 2007, he was a Senior Associate, and from July 2004 to December 2005, he was an Associate. Prior to joining the Company, he served as a consultant to Nanosys, Inc. (from 2002 to 2004), CW Group (from 2001 to 2004) and Bioscale, Inc. (from January 2004 to June 2004). From February 2000 to January 2002, he was the Co-founder and President of Scientific Venture Assessments, Inc., a provider of scientific analysis of prospective investments for venture capital placements and of scientific expertise to high-technology companies. He was graduated from Rice University (B.A., Chemistry), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M. and Ph.D., Chemistry), where he was an NSF Predoctoral Fellow.

There was no prior arrangement or understanding between Mr. Wolfe and any other person pursuant to which Mr. Wolfe would be selected as an officer of the Company. Mr. Wolfe does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

Compensation Arrangements

On November 1, 2007, the Compensation Committee of the Company increased the base salary of Daniel B. Wolfe from $210,000 to $274,770, effective January 1, 2008, based on his promotion to Managing Director and Chief Financial Officer.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 1, 2007, the Board of Directors of the Company amended the Company’s Code of Ethics Pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the “1940 Act”) as part of its annual review. The Code of Ethics was amended to expand the types of securities that need pre-approval, to clarify when Independent Directors are notified when securities are placed on the Company’s restricted list and for other minor revisions. A copy of the amended Code of Ethics is attached as Exhibit 14 to this Form 8-K.

Item 7.01.  Regulation FD Disclosure.

The Company has made three new investments totaling $2,710,723 since the filing of its last Form 10-Q on August 9, 2007. On October 30, 2007, the Company received proceeds of $123,000 from the sale of its interest in Alpha Simplex Group, LLC.

Item 9.01.  Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

14	Code of Ethics Pursuant to Rule 17j-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Charles E. Harris
Charles E. Harris
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

14	Code of Ethics Pursuant to Rule 17j-1